Van Kampen High Income Trust II
                          Item 77(O) 10F-3 Transactions
                         January 1, 2004 - June 30, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
Elizabeth   01/08/  2,250,    $100  $225,000  45,000   0.02%   0.07    Credit
Arden, Inc    04      000             ,000                      %      Suisse
                                                                       First
                                                                      Boston,
                                                                       Morgan
                                                                      Stanley,
                                                                     CIBC World
                                                                      Markets